Exhibit 10.23

SUPPLY AGREEMENT

This Supply Agreement (this “Agreement”) is made and entered into as of August 15, 2018 (the “Effective Date”) by and between NantCell, Inc. (“NantCell”) and NantBio, Inc. (formerly named NantBioScience, Inc.) (together with its subsidiaries, including for the avoidance of doubt, NantCancerStemCell, LLC, “Buyer”). NantCell and Buyer may be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

1.    EQUIPMENT AND CONSUMABLES ORDERS

1.1    Development Activities. NantCell shall conduct mutually agreed development activities to modify and optimize its bioreactor incorporating next-generation proprietary technology called “GMP in a box” as may be appropriate to allow the use of such bioreactor to produce/generate (a) stem cells and/or (b) novel protein based therapies, including antibodies (“Development Activities”). The specific Development Activities to be conducted by NantCell shall be mutually agreed in writing by the Parties and shall be designed to result in a set of mutually agreed specifications for the version of such bioreactor that would be purchased by Buyer from NantCell under this Agreement. If NantCell requires access to any cell lines or other materials of Buyer in connection with the Development Activities, such cell lines or materials will be provided by Buyer under a mutually agreed material transfer agreement.

1.2    Equipment; Consumables. Buyer agrees to purchase from NantCell, and NantCell agrees to manufacture and sell to Buyer, (a) bioreactors incorporating next-generation proprietary technology called “GMP in a box,” that have been optimized to produce/generate stem cells and/or novel protein based therapies, including antibodies, as a result of the Development Activities and that conform to specifications that are mutually agreed by the Parties in writing (the “Equipment”) and (b) reagents/consumables needed for the use of the Equipment (“Consumables”). NantCell shall also provide to Buyer: (i) reasonably detailed, accurate, written instruction manuals with respect to the operation and use of the Equipment and Consumables purchased by Buyer; and (ii) upon request and at Buyer’s facilities, initial training on the operation and use of the Equipment. In addition, NantCell hereby grants to Buyer a perpetual, non-assignable, non-sublicenseable, non-exclusive, royalty-free, fully paid-up, worldwide license to use and otherwise exploit the bioreactor software, with access to updates to the bioreactor software during the warranty period. Further, if requested by Buyer, NantCell will negotiate in good faith and enter into an agreement with Buyer for the provision of ongoing maintenance services for the Equipment following the applicable warranty period. Promptly following completion of the Development Activities and mutual agreement by the Parties on specifications for the Equipment, NantCell shall provide to Buyer a list of the Consumables and may update such list from time to time upon written notice to Buyer.

1.3    Orders. When Buyer wishes to purchase Equipment and/or Consumables, Buyer may submit purchase orders (“Purchase Orders”) to NantCell that specify: (a) the number of units and (b) the requested delivery date, which will be consistent with NantCell’s standard minimum lead time for the Equipment and Consumables. Upon completion of the Development Activities and the Parties’ mutual agreement on specifications for the Equipment, and monthly thereafter, Buyer shall provide NantCell with a rolling, good faith twelve (12) month forecast of Buyer’s quantity and shipment needs for Equipment and Consumables. On or about the fifteenth (15th) day of each month, Buyer shall provide to NantCell with an updated forecast covering an additional month. NantCell shall use commercially reasonable efforts to maintain the capability to supply Equipment and Consumables consistent with such Buyer forecasts and to accept all Purchase Orders submitted to NantCell in accordance with this Article 1 and consistent with such forecasts, which acceptance may be made by sending Buyer a written or electronic order acknowledgment (“Order Acknowledgment”) or by delivering the Equipment units or Consumables specified in the Purchase Order. For the purposes of this Agreement, a Purchase Order accepted by NantCell will be referred to in this Agreement as an “Order,” and the “Scheduled Delivery Date” for each Order will be the delivery date specified in the applicable Order Acknowledgment, provided that such date shall be the same as Buyer’s requested delivery date in the corresponding Purchase Order, unless otherwise mutually agreed by the Parties.

1.4    Order Changes. Orders are non-cancellable, except with respect to any Equipment and Consumables specified in the corresponding Purchase Order that are not delivered to Buyer within thirty (30) days of the Scheduled Delivery Date if, following good faith discussions, the Parties are unable to agree on a revised Scheduled Delivery Date. However, Buyer may reschedule delivery of any Order thirty (30) days or more prior to the Scheduled Delivery Date of the Order; provided, that in no event will delivery of any Order be rescheduled for a date that is more than sixty (60) days after the original Scheduled Delivery Date and in no event will delivery of any Order be rescheduled more than once.

1.5    Agreement Controls. The terms and conditions of this Agreement will apply to any and all Orders, and will prevail over and supersede any terms and conditions of any Purchase Order, Order Acknowledgement or other document not executed in writing by both Parties that are in addition to or inconsistent with the terms and conditions of this Agreement. Such additional and inconsistent terms and conditions are hereby rejected and will have no force or effect, notwithstanding acceptance of or performance under such Purchase Order, Order Acknowledgement or other document. To the extent that the terms and conditions of this Agreement constitute an offer by NantCell, acceptance of such offer is expressly limited to the terms and conditions of this Agreement.

2.    PRICING & PAYMENT

2.1    Pricing. For each unit of Equipment and/or Consumables purchased by Buyer under this Agreement, Buyer shall pay to NantCell the amount set forth on Exhibit A. The amounts specified on Exhibit A do not include any federal, state, local or other taxes (including sales, use, excise, value-added, import, export or other taxes) applicable to any Equipment or Consumables or any payments made or owed by Buyer to NantCell (collectively, “Taxes”). Buyer will pay or reimburse NantCell for all Taxes; provided, that Buyer will have no responsibility for taxes imposed on NantCell’s or any of its affiliates’ net income. If a transaction is exempt from any Taxes, Buyer will provide NantCell with a valid exemption certificate or other evidence of such exemption in a form reasonably acceptable to NantCell. NantCell may, from time to time upon at least 30 days’ prior written notice to Buyer, increase the pricing on Exhibit A to reflect/account for changes in costs, market conditions, etc.

2.2    Payment terms. Unless otherwise agreed by the Parties, NantCell shall invoice Buyer (a) on a monthly or quarterly basis (at NantCell’s option), for NantCell’s costs incurred in performance of the Development Activities in accordance with the mutually agreed budget therefor; and (b) for a particular Order, for the Equipment and Consumables upon shipment. Amounts invoiced hereunder will be due and payable thirty (30) days from the date of invoice. Buyer will make all payments in U.S. dollars (unless otherwise mutually agreed) by bank wire transfer or other means satisfactory to NantCell, and all fees and costs associated with payment by wire transfer or other means will be the responsibility of Buyer. If any portion of an Order is delivered without the remainder of such Order, such delivery will be considered a separate and independent transaction. Accordingly, NantCell will be deemed to have fully performed its obligations with respect to such portion, and Buyer’s payment obligations with respect to such portion will accrue upon delivery thereof in accordance with Section 1.4 above.

2.3    Security Interest. NantCell reserves, and Buyer hereby grants and agrees to grant to NantCell, a security interest (which in jurisdictions outside of the United States will be a fixed charge or analogous interest under applicable local laws) (“Security Interest”) in any Equipment sold to the extent of the relevant invoiced amount. Pending the payment of such invoiced amount in full, Buyer will not sell, encumber, lease or otherwise deal with the Equipment without NantCell’s prior written consent; provided that the foregoing shall not prevent or limit Buyer’s rights to transfer any Equipment to a permitted assignee of this Agreement. If Buyer defaults on any payment for any Equipment that is not disputed by Buyer in good faith, Buyer agrees to make such Equipment available so that NantCell can repossess it without a breach of the peace. A copy of the invoice may be filed with appropriate authorities at any time as a financing statement. Upon Buyer’s payment for a particular unit of Equipment, NantCell shall promptly release any such Security Interest and record such release. Without limiting the foregoing, upon a Party’s request, the other Party will take all appropriate steps and execute any documents to perfect or release, as applicable, NantCell’s Security Interest in any Equipment.

2.4    Records; Audits. NantCell shall maintain complete and accurate accounting records related its costs with respect to the Development Activities, Equipment and/or Consumables in accordance with generally accepted accounting principles in the United States. These records shall be available for inspection, review and audit at reasonable times, but no more than once per calendar year, by Buyer or, if required by NantCell or requested by Buyer, its duly authorized representative that is reasonably acceptable to NantCell and that executes a written confidentiality agreement with NantCell, for three (3) years following the end of the calendar year in which such costs are invoiced. If any audit establishes an overpayment by Buyer, the amount of such overpayment shall promptly be reimbursed to Buyer by NantCell. Audits under this Section 2.4 shall be conducted at Buyer’s expense, unless a discrepancy in favor of Buyer of more than five percent (5%) of the payments made hereunder for the period being audited is established, in which event NantCell shall pay Buyer’s reasonable out-of-pocket costs in connection with such audit.

3.    DELIVERY

3.1    Delivery Terms. Equipment and Consumables will be delivered FCA (Incoterms 2010) NantCell’s United States facility or NantCell’s contractor’s United States facility, as specified by NantCell, unless otherwise specified in any Order Acknowledgments. Title to Equipment will pass to Buyer upon delivery to the carrier. Buyer will not refuse or otherwise fail to take delivery of any Orders delivered in accordance with Section 1.4 above. NantCell shall exercise commercially reasonable efforts to deliver Equipment and/or Consumables within the relevant period specified in Section 1.4 above. In the event that NantCell’s ability to supply Equipment and/or Consumables becomes constrained, NantCell may reduce quantities or allocate capacity among its customers at its reasonable discretion, provided that NantCell shall promptly notify Buyer of the same and Buyer may terminate by written notice any Order for Equipment and/or Consumables that NantCell is unable to fulfill in accordance with Section 1.4 above.

3.2    Product Modifications. NantCell may modify design or manufacture of the Equipment and/or Consumables, provided that such Equipment and Consumables continue to conform in all material respects to the mutually agreed specifications for such Equipment and Consumables; provided further that NantCell shall not make any such changes that may affect a regulatory filing made by or under the authority of Buyer without Buyer’s prior written consent (which shall not be unreasonably withheld).

4.    ACCEPTANCE AND WARRANTY

4.1    Acceptance. Equipment and Consumables will be deemed accepted by Buyer upon delivery thereof, subject to the warranty provisions set forth in this Section 4.

4.2    Limited Warranty.

(a)    NantCell warrants to Buyer that: (i) it will transfer to Buyer all Equipment and Consumables ordered by Buyer pursuant to an Order, free and clear of any liens or encumbrances and (ii) during the Warranty Period (defined below) (1) each Equipment unit or Consumable unit (in the form delivered by NantCell), as applicable, will comply with applicable mutually agreed upon specifications set forth in a writing signed by an authorized representative of each Party and (2) each Equipment unit will be free from material defects in material and workmanship under proper use, service and conditions. The foregoing warranty is referred to in this Agreement as the “Equipment/Consumable Warranty” and, notwithstanding anything herein to the contrary, with respect to Consumables, expires as soon as the Consumable is partly or fully used or consumed. The “Warranty Period” for (i) each Equipment unit will have a duration of twelve (12) months; and (ii) for each unit of Consumable, will have a duration of thirty (30) days; in each case, commencing the date of delivery of the applicable unit to Buyer.

(c)    Notwithstanding anything herein to the contrary, the Equipment/Consumable Warranty will not apply to (i) Equipment or Consumable units that are provided as samples, design verification units or prototypes, or similar designated units or (ii) defects, failures or other nonconformities attributable to (1) accident, abuse, misuse, neglect, alteration, improper installation, improper storage, repair or improper testing involving such unit other than by NantCell, (2) use of such unit contrary to NantCell’s reasonable written instructions or (3) any items not (i) furnished by NantCell, (ii) constituting stem cells and/or novel protein based therapies, including antibodies, for which the Equipment or Consumable is designed to be used or (iii) otherwise authorized by NantCell for use by Buyer in, or in connection with, the Equipment.

4.3    Warranty Remedies. If any Equipment or Consumable unit fails to comply with the Equipment/Consumable Warranty during the applicable Warranty Period, NantCell will, at its option, repair or replace such unit, or issue a refund to Buyer for the actual purchase price of such unit, in each case upon receiving return of such unit from Buyer; provided that, during the applicable Warranty Period, Buyer notifies NantCell in writing of such failure and, to the extent reasonably discernible by Buyer, provides NantCell a reasonably detailed description of such failure. Buyer will not return any Equipment unit without first obtaining a return material authorization from NantCell. Each repaired or replacement Equipment unit will be covered by the Equipment/Consumable Warranty for the remainder of the Warranty Period of the original Equipment unit.

4.4    Sole Remedy. EXCEPT FOR WARRANTY VIOLATIONS ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF NANTCELL, NANTCELL’S INDEMNIFICATION OBLIGATIONS IN SECTION 7 AND BUYER’S TERMINATION RIGHTS HEREUNDER, SECTION 4.3 SETS FORTH NANTCELL’S SOLE AND EXCLUSIVE LIABILITY AND OBLIGATION, AND BUYER’S SOLE AND EXCLUSIVE REMEDY, FOR ANY FAILURE OF ANY EQUIPMENT TO CONFORM TO THE EQUIPMENT WARRANTY.

4.5    Disclaimers. THE EQUIPMENT/CONSUMABLE WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES BY NANTCELL UNDER OR RELATING TO THIS AGREEMENT (INCLUDING WITH RESPECT TO THE EQUIPMENT AND CONSUMABLES). NEITHER PARTY MAKES, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS, ANY OTHER REPRESENTATIONS OR WARRANTIES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) IN CONNECTION WITH ANY EQUIPMENT OR CONSUMABLES OR ANY OTHER ASPECTS OF THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR TITLE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE. FURTHER, BUYER WILL BE RESPONSIBLE FOR ENSURING THAT: (I) THE EQUIPMENT AND CONSUMABLES (PROVIDED SUCH ITEM COMPLIES WITH APPLICABLE SPECIFICATIONS WHEN DELIVERED) ARE SUITABLE FOR BUYER’S INTENDED USE; (II) THE EQUIPMENT AND CONSUMABLES ARE HANDLED IN A SAFE MANNER AND (III) BUYER’S USE OF THE EQUIPMENT AND CONSUMABLES, AND ANY DEVICES AND OTHER MATERIALS PROVIDED BY BUYER FOR USE IN CONNECTION WITH THE EQUIPMENT, COMPLY WITH RELEVANT NATIONAL AND INTERNATIONAL SAFETY REGULATIONS.

5.     CONFIDENTIALITY.

5.1    Confidential Information. “Confidential Information” means any non-public, proprietary or confidential information or material of a Party that (i) is disclosed in writing and is clearly marked as “confidential” or with a similar proprietary notice at the time of disclosure; (ii) is disclosed verbally and identified as “confidential” or similarly at the time of disclosure, or (iii) by its nature, a reasonable person would consider confidential. If Confidential Information is disclosed or otherwise made available by a Party (the “Disclosing Party”) to the other party (the “Receiving Party”), the Receiving Party shall use such Confidential Information only for the purpose for which it was provided (including such Party’s exercise of its rights hereunder) or as otherwise agreed to in writing and not disclose such Confidential Information to any person or entity (except to its affiliates and its and their respective officers, directors, employees, agents and contractors that are bound by written nondisclosure agreements or obligations as least as protective as the terms and conditions of this Section 5). The terms and conditions of this Agreement shall be Confidential Information of both parties and disclosure of all or any part thereof to any third party or the public shall be upon consent of both Parties hereto; provided that either Party may disclose this Agreement (a) to its accountants, attorneys and other professional advisers, and to actual and potential investors, acquirers and others on a need to know basis, subject to appropriate confidentiality obligations and (b) as required by law, legal requirement (including applicable securities laws), regulation, judicial process or order consistent with Section 5.2(v) below.

5.2    Exceptions. The obligations of each Party under this Section 5 with respect to the other party’s Confidential Information shall not apply to Confidential Information that the Receiving Party can prove: (i) becomes publicly available through no fault of the Receiving Party; (ii) is or becomes available to the Receiving Party or its affiliates on a non-confidential basis from a third party; provided, that such third party is not and was not prohibited by the Disclosing Party from disclosing the Confidential Information; (iii) was already known by or in the possession of the Receiving Party or its affiliates; (iv) is independently developed or received by the Receiving Party or its affiliates without reference to or use of the Disclosing Party’s Confidential Information; or (v) is subject to disclosure by law, legal requirement, regulation, judicial process or order, in which case, if permitted by law, the Receiving Party shall use reasonable efforts to provide written notice to the Disclosing Party of its obligation to disclose such Confidential Information with an opportunity to seek for the Disclosing Party to object.

6.    RESERVATION OF RIGHTS; RESTRICTIONS; EMBEDDED SOFTWARE

6.1    The manufacture by NantCell of Equipment and Consumables for Buyer shall not be deemed to give to Buyer any intellectual property interest in any Equipment, Consumables or any portion of any design relating to any Equipment or Consumables. Buyer acknowledges and agrees that NantCell retains and shall own all right, title and interest in and to all intellectual property rights with respect to the Equipment, Consumables and any discoveries, inventions or improvements pertaining to the Equipment or Consumables developed or made by NantCell solely, or with others, in connection with this Agreement. Buyer shall retain all rights in and to its technology and intellectual property (including without limitation all intellectual property rights relating to Buyer’s proprietary materials) and any discoveries, inventions or improvements pertaining to such Buyer technology and/or intellectual property developed or made in connection with this Agreement.

6.2    If the Equipment includes embedded/preinstalled software (e.g., firmware), Buyer is hereby granted a non-exclusive, non-transferable license to use such software solely in object code format as installed by NantCell and solely for its own internal use of the Equipment, subject to the terms contained herein. Buyer shall not (i) use the software for purposes other than those for which it was designed; (ii) use the software in connection with other products/devices unless such connectivity is authorized by NantCell; (iii) grant, assign, transfer, or otherwise make available to third parties any right in the software; (iv) copy or reproduce the software (except as may otherwise be permitted by applicable law); (v) alter or modify the software; or (vi) reverse engineer, decompile, disassemble or create any derivative works based upon the software except as expressly permitted by law.

6.3    Buyer agrees (a) to use each Consumable only one time; and (b) to use only NantCell’s Consumable with the Equipment. In addition, Buyer agrees not to, nor authorize any third party to, engage in any of the following activities: (i) disassemble, reverse-engineer, reverse-compile or reverse-assemble the Equipment; (ii) separate, extract or isolate components of the Equipment and/or Consumables or subject the Equipment or Consumables or components thereof to any analysis not expressly authorized in writing by NantCell; or (iii) gain access to or attempt to determine the methods of operation of the Equipment (provided that, if any such information is necessary for Buyer’s qualification of the Equipment and/or Consumables for a regulatory purpose, NantCell shall cooperate with Buyer to provide such information). Buyer further agrees that the contents of the Equipment and Consumables and methods of operation of the Equipment are proprietary to NantCell and the Equipment and Consumables contain or embody trade secrets of NantCell.

7.    INDEMNIFICATION

7.1    Indemnity from NantCell. NantCell will defend Buyer and its directors, officers, employees and agents from, or settle, any suit that may be instituted by a third party against Buyer to the extent based on (a) a claim that any Equipment or Consumables sold by NantCell to Buyer under this Agreement, as and in the form provided by NantCell to Buyer, infringes any patent, trademark, copyright and/or other proprietary right; or (b) bodily harm, injury or death resulting from NantCell’s or any of its affiliates’ gross negligence or willful malfeasance; except to the extent such claim (under (a) or (b) above) is the result of Buyer’s negligence, willful misconduct or material breach of this Agreement. In addition, NantCell will pay any damages finally awarded against Buyer in such suit for such a claim. Notwithstanding the foregoing, the obligations of NantCell in this Section 7.1 will not apply to the extent that the alleged infringement or claim thereof pertains to (i) the combination or use of any Equipment or Consumable with hardware, software, data or other materials not provided, required or authorized by NantCell, (ii) use of any Equipment other than for its intended purpose, (iii) modifications or additions to any Equipment not made, required or authorized by NantCell, or (iv) compliance with any designs, specifications or instructions of Buyer specific to the use of the Equipment for the production/generation of stem cells and/or novel protein based therapies, including antibodies, that do not provide NantCell with the flexibility to provide a non-infringing alternative (subsections (i)-(iv) collectively, “Excluded Activities”).

7.2     NantCell Options. In satisfaction of Section 7.1, NantCell may, at its sole discretion, (a) replace or modify any allegedly infringing Equipment or Consumables with non-infringing, functionally equivalent devices or materials, as applicable, (b) obtain a license for Buyer to continue the use of such Equipment or Consumables or (c) if neither of the foregoing is reasonably practicable, accept the return of units of such Equipment or Consumables and refund the amount paid by the Buyer for such returned units (minus, in the case of the Equipment only, depreciation on a three-year basis (one-third of the applicable purchase price for each year or portion thereof after the purchase of the Equipment)).

7.3    Indemnity from Buyer. Buyer will defend NantCell and its directors, officers, employees and agents from, or settle, any suit that may be instituted by a third party against NantCell to the extent based on any Excluded Activity. In addition, Buyer will pay any damages finally awarded against NantCell in such suit for such claim.

7.4    Indemnification Conditions. Notwithstanding anything herein to the contrary, the obligations of each of NantCell and Buyer (“Indemnifying Party”) to the other Party (“Indemnified Party”) under Section 7.1 or 7.3, as applicable, will be conditioned upon and subject to the Indemnified Party giving the Indemnifying Party (a) prompt notice in writing of the applicable suit (but the failure of Indemnified Party to promptly provide notice shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent materially prejudiced thereby), (b) sole control of the defense and settlement of such suit, and (c) all information, assistance and authority reasonably requested by Indemnifying Party in connection with the defense or settlement of such suit.

7.5    Sole Remedy. SECTIONS 7.1 AND 7.2 SET FORTH NANTCELL’S SOLE AND EXCLUSIVE LIABILITY AND OBLIGATION, AND BUYER’S SOLE AND EXCLUSIVE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT, MISAPPROPRIATION OR OTHER VIOLATION OF ANY THIRD PARTY PATENT, TRADEMARK, COPYRIGHT, TRADE SECRET OR OTHER THIRD PARTY INTELLECTUAL PROPERTY RIGHT BY ANY EQUIPMENT OR BY ANY ACTIVITIES OF NANTCELL UNDER THIS AGREEMENT. SECTION 7.3 SETS FORTH BUYER’S SOLE AND EXCLUSIVE LIABILITY AND OBLIGATION, AND NANTCELL’S SOLE AND EXCLUSIVE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT, MISAPPROPRIATION OR OTHER VIOLATION OF ANY THIRD PARTY PATENT, TRADEMARK, COPYRIGHT OR OTHER THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY ANY ACTIVITIES OF BUYER UNDER THIS AGREEMENT.

8.    TERM AND TERMINATION

8.1    Term and Termination. The term of this Agreement shall commence on the Effective Date and continue for a term of five (5) years. Thereafter, the term of this Agreement will automatically renew for additional successive one (1) periods terms unless and until this Agreement is terminated in accordance with this Section 8. This Agreement may be terminated by either Party in the event of a material default by the other, provided that written notice of such default and the intent to terminate has been given to the defaulting Party and such default has not been remedied to the reasonable satisfaction of the non-defaulting Party within thirty (30) days of delivery of such notice. In addition, Buyer may terminate this Agreement for any reason upon ninety (90) days prior written notice to NantCell.

8.2    Effect of Termination. Upon any expiration or termination of this Agreement, any Orders that are outstanding as of such expiration or termination will remain in effect, and the terms and conditions of this Agreement will survive with respect to each such Order until it is delivered. Notwithstanding the foregoing, either Party may terminate any or all such outstanding Orders if this Agreement is terminated by such Party pursuant to Section 8.1 for the other Party’s material default. In any event, the rights and obligations of the Parties under Sections 2, 4.2-4.4 (solely with respect to any Equipment unit for which the Warranty Period has not expired, and solely for the remainder of such Warranty Period), 4.5, 5, 6, 7, 8.2, 9, 10 and 11 will survive any expiration or termination of this Agreement. For avoidance of doubt, no expiration or termination of this Agreement will waive, discharge or otherwise affect any payment obligations or other liabilities of the Parties that accrued, or are attributable to a period, prior to such expiration or termination.

9.    LIMITATION OF LIABILITY

9.1    TO THE EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY (WHETHER SUCH LIABILITY IS BASED ON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, OTHER TORT THEORY, OR ANY OTHER BASIS WHATSOEVER) FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR INDIRECT DAMAGES, OR FOR ANY DAMAGES FOR LOSS OR INTERRUPTION OF BUSINESS, LOSS OF PROFITS OR LOSS OF DATA, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, EVEN IF SUCH PARTY HAS BEEN ADVISED OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED HOWEVER THAT NOTHING IN THIS SECTION 9.1 SHALL BE DEEMED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 7 TO THE EXTENT THE THIRD PARTY CLAIMANT IS FINALLY AWARDED ANY PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES FROM AN INDEMNITEE.

9.2    TO THE EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL EITHER PARTY’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF (OTHER THAN LIABILITY FOR PAYMENTS OWED TO NANTCELL IN ACCORDANCE WITH SECTIONS 2.1 AND 2.2 FOR EQUIPMENT AND CONSUMABLES), WHETHER SUCH LIABILITY IS BASED ON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, OTHER TORT THEORY, OR ANY OTHER BASIS WHATSOEVER, EXCEED THE AGGREGATE OF ALL AMOUNTS PAID BY BUYER TO NANTCELL UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING THE MOST RECENT EVENT GIVING RISE TO SUCH LIABILITY; PROVIDED HOWEVER THAT NOTHING IN THIS SECTION 9.2 SHALL BE DEEMED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 7 ABOVE WITH RESPECT TO DAMAGES FINALLY AWARDED TO A THIRD PARTY CLAIMANT, SETTLEMENT AMOUNTS AGREED TO BY THE INDEMNIFYING PARTY AND/OR ANY COSTS OF DEFENSE (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES, EXPENSES TO DEFEND

AND AMOUNTS PAID IN SETTLEMENT OF ANY ACTION) THAT SUCH INDEMNIFYING PARTY IS OBLIGATED TO PAY UNDER SECTION 7.

10.    RELATIONSHIP OF THE PARTIES

In performing hereunder, NantCell is acting as an independent contractor. In no event shall this Agreement be construed as establishing a partnership or joint venture or similar relationship between the Parties, and nothing herein contained shall be construed to authorize either Party to act as agent for the other.

11.    GENERAL

11.1    Notices. All notices required to be in writing shall be deemed to have been given either at the time of delivery if delivered personally or by an independent contract carrier; or twenty-four (24) hours after the time of postmark if mailed Express Mail, postage prepaid, return receipt requested, or three (3) days after the time of postmark if mailed registered or certified mail, postage prepaid, return receipt requested, and in each case, addressed as set forth below:

To NantCell:

NantCell, Inc.

9920 Jefferson Boulevard

Culver City, California 90232

Attn: Chief Executive Officer

With a copy to:

NantCell, Inc.

9920 Jefferson Boulevard

Culver City, California 90232

Attn: General Counsel

To Buyer:

NantBio, Inc.

9920 Jefferson Boulevard

Culver City, California 90232

Attn: Chief Executive Officer

With a copy to:

NantBio, Inc.

9920 Jefferson Boulevard

Culver City, California 90232

Attn: General Counsel

or to such other address as any Party shall designate at any time in writing by notice to the other party in accordance with this paragraph.

11.2    Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without application of any principles of choice of laws.

11.3     Nonwaiver. A waiver by either Party of any breach of this Agreement shall not be binding upon the waiving Party unless such waiver is in writing. In the event of a written waiver, such a waiver shall not affect the waiving Party’s rights with respect to any other or further breach.

11.4     Execution by Counterpart. This Agreement may be executed separately or independently in any number of counterparts, by original or facsimile signature, each and all of which together shall be deemed to have been executed simultaneously and for all purposes to be one Agreement. Signatures to this Agreement delivered by facsimile or other electronic transmission (e.g., portable document format (PDF)) shall be deemed to be binding as original signatures.

11.5     Section Headings. The section and subsection headings in this Agreement are included for convenience only and shall not in any way effect the interpretation or construction of any provision hereof.

11.6     Force Majeure. If by reason of labor disputes, strikes, lockouts, embargo, riots, war, inability to obtain labor, materials or transportation facilities, earthquake, fire or other action of the elements, accidents, governmental restrictions, appropriation, compliance with any law, regulation or other governmental order or any other causes beyond the control of a Party hereto, either Party is unable to perform in whole or in part its obligations as set forth in this Agreement, excluding any obligations to make payments hereunder, then such Party will be relieved of those obligations to the extent it is so unable to perform and such inability to perform will not make such Party liable to the other Party. Neither Party will be liable for any losses, injury, delay or damages suffered or incurred by the other party due to the above causes.

11.7     Entire Agreement; Successors in Interest; Assignment. This Agreement contains the entire Agreement of the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties. Neither Party may assign or otherwise transfer this Agreement or any of its rights under this Agreement, in each case whether voluntarily or involuntarily, without the other Party’s prior written consent, which will not be unreasonably withheld, conditioned, or delayed; provided, however, that either Party may assign this Agreement to (a) any of its affiliates or (b) to a party that succeeds to all or substantially all of the assigning Party’s business or assets to which this Agreement relates (whether by merger, sale of stock or assets, consolidation, change of control or otherwise). Any assignment or other transfer without such prior written consent will be null and void. NantCell may subcontract its obligations under this Agreement to a third party, provided that NantCell informs Buyer prior to using any material subcontractor that is not a NantCell affiliate, provides Buyer with all information reasonably required by Buyer to satisfy Buyer’s regulatory reporting obligations and NantCell will remain responsible to Buyer for any performance of its obligations hereunder notwithstanding the engagement of any such third party. For purposes of this

Agreement: (i) “affiliate” means, with respect to a specified entity, at any time, an entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified entity at such time; (ii) “subsidiary” means, with respect to a specified entity, at any time, an entity that is, directly or indirectly, through one or more intermediaries, controlled by such specified entity at such time; and (iii) “control,” when used with respect to any specified entity, means: (1) the direct or indirect ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting stock or other ownership interest in such specified entity; or (2) to possess, directly or indirectly, the power to affirmatively direct or cause the direction of the management and policies of such specified entity, whether through ownership of voting securities, by contract relating to voting rights or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. In addition, for the avoidance of doubt, for purposes of this Agreement, Buyer shall not be deemed an affiliate of NantCell and NantCell shall not be deemed an affiliate of Buyer.

11.8    Export Laws. Buyer represents itself to be knowledgeable as to the laws, regulations and requirements of the United States and other relevant jurisdictions regarding the export or re-export of products, whether tangible or intangible. Buyer will conduct its activities in accordance with such laws, regulations and requirements. NantCell may suspend performance if Buyer is in violation of any such laws, regulations or requirements.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Supply Agreement as of the Effective Date.

NANTCELL, INC.
(“NantCell”)

By:	/s/ Robert Morse
Name:	Robert Morse
Title:	Chief Financial Officer

NANTBIO, INC. (“Buyer”)
By:	/s/ Charles Kim
Name:	Charles Kim
Title:	General Counsel

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